SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

Date of Report (Date of earliest event reported):  May 31, 1996


                  PMC International, Inc.
   (Exact Name of registrant as specified in its charter)

     Colorado                        0-14937        84-0627374
(State or other jurisdiction       (Commission         (IRS Employer
      of incorporation)           File Number)        Identification No.)

555-17th Street, 14th Floor, Denver, CO                  80202
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (303) 292-1177


(Former name or former address, if changed since last report.)

Item 5.   Other Events.

On May 31, 1996, PMC International, Inc. announced that it has obtained funding totaling $2,007,500 during the second quarter of 1996. The announcement is attached hereto as Exhibit A and incorporated herein by reference.

On June 12, 1996, the Company announced that it has selected Schwab Institutional as custodian for a new private wealth management program. The announcement is attached hereto as Exhibit B and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PMC International, Inc.
                                         (Registrant)

Date: June 19, 1996                    /s/ David L. Andrus
                                       David L. Andrus
                                       Executive Vice President

                          EXHIBIT A

              PMC INTERNATIONAL OBTAINS FUNDING

Denver, Colorado, May 31, 1996 --- PMC International, Inc. (NASDAQ Bulletin Board: PMCI), the parent company of Portfolio Management Consultants, Inc., has obtained funding totaling $2,007,500 during the second quarter of 1996. The funds are primarily intended to be used to meet working capital requirements in connection with the Company's new products and services and expansion of existing product distribution channels.

Ken Phillips, President and CEO, stated: "The Company has been aggressively pursuing the development and market rollout of new products and services and expanding product distribution channels. Significant commitment of our resources has been made towards Allocation Manager, a computer based asset allocation product primarily using mutual funds, Managed Account Reporting Service, our performance reporting service, and Style Manager, a proprietary equity style rotation strategy. We believe this funding will enable us to complete the process of rolling out these products into the market."

The funding was obtained through several sources. The Company completed a private offering whereby $1,067,500 was raised. The unit offering was structured as subordinated debt with warrants to purchase shares of the Company's common stock. The subordinated debt is payable by the Company in December 1997, with interest only payments due quarterly commencing in June. The warrants issued are
callable  by  the  Company  upon  the  meeting  of   defined
conditions.

Also during the second quarter, Bedford Capital Financial Corporation ("Bedford"), a principal shareholder of the Company, lent the Company a total of $940,000 pursuant to the terms of an existing loan option. The loans occurred in a series of three transactions, one in May and two in April. The debt is structured substantially similar to prior loans made to the Company by Bedford, and is payable in July 2000. Monthly payments of interest only commence in August.
Bedford received warrants to purchase shares of the Company's common stock in connection with the loans. The warrants issued are subject to mandatory exercise upon the Company reaching defined earnings requirements.

PMC International, Inc. is a diversified financial services company with three wholly owned subsidiaries: Portfolio Management Consultants, Inc., Portfolio Technology Services, Inc., and Portfolio Brokerage Services, Inc. Founded in
1985, PMC is one of the industry's largest independent providers of privately managed account wrap fee services and provides investment product management and development services to banks, insurance companies, financial planning firms and regional broker-dealers. The Company serves institutional and private clients in eleven countries.

For further information contact:
Kenneth S. Phillips
President and CEO
PMC International, Inc.
303-292-1177

                          EXHIBIT B

    PMC SELECTS SCHWAB INSTITUTIONAL AS CUSTODIAN FOR NEW
              PRIVATE WEALTH MANAGEMENT PROGRAM

Denver, Colorado, June 12, 1996 _ Portfolio Management Consultants, Inc. (PMC), the investment advisor subsidiary of PMC International, Inc. (NASDAQ Bulletin Board: PMCI), has selected Schwab Institutional, a division of Charles Schwab & Co., Inc., to administer a PMC individually managed wrap account program. The program, which is largely similar to PMC's flagship Private Wealth Management Program(TM), will be available to the more than 4,500 independent Registered Investment Advisors utilizing the custodial and brokerage services of Schwab Institutional. The program will not be offered to Schwab's retail clients, but rather exclusively through Registered Investment Advisors.

Schwab Institutional will provide securities custody, brokerage, and clearing services. PMC will provide asset allocation, money manager and fund evaluation, tax lot domestic and multi currency portfolio accounting, and performance reporting consistent with AIMR standards.

The program will target the affluent segment of the wrap account market, with minimum account relationships in the $500,000 range and individual account minimums of $200,000. The program will feature a competitive fee structure. PMC will provide its comprehensive, full-color performance reporting including performance attribution and comprehensive index comparisons for performance evaluation and measurement. PMC will also provide its expertise in the areas of investment policy development, asset allocation, and manager and fund evaluation.

PMC International, Inc. is a diversified financial services company with three wholly owned subsidiaries; Portfolio Management Consultants, Inc., Portfolio Technology Services, Inc., and Portfolio Brokerage Services, Inc. Founded in
1985, PMC is one of the industry's largest independent providers of privately managed account services and provides investment product management and development services to banks, insurance companies, financial planning firms and regional broker-dealers. The company serves institutional and private clients in eleven countries.

For further information contact:

Kenneth S. Phillips
President and CEO
PMC International, Inc.
303-292-1177